Exhibit 10.1

October 12, 2005

Greenlight Reinsurance, Ltd.

Strathvale House

90 North Church Street

P.O. Box 1109 GT

Georgetown, Grand Cayman, Cayman Islands

Re: US$200,000,000 Letter of Credit Facility

Gentlemen:

We are pleased to confirm that we have established for the account of Greenlight Reinsurance, Ltd. (“Greenlight”) a letter of credit facility (the “Facility”) in a maximum amount of US$200,000,000, available for use by Greenlight until October 11, 2006, as such date may be extended in accordance with the following sentence (the “Facility Termination Date”). The Facility Termination Date shall be extended by 364 days beyond the then effective Facility Termination Date unless we or Greenlight delivers a written notice of cancellation to the other party at least 120 days before the then effective Facility Termination Date. Availments under the Facility shall be in the form of letters of credit (“Letters of Credit”).

The issuance of each Letter of Credit will be governed by our standard form of Application and Agreement for Standby Letter of Credit, a form of which is annexed hereto as Exhibit A (each as amended, supplemented or otherwise modified, a “Letter of Credit Agreement”). Greenlight will be required to pay us (i) with respect to any issuance or amendment of each Letter of Credit during any calendar month, $250 per each such issuance or amendment payable on the 10th day of the next following calendar month and (ii) a commission equal to 1.15% per annum of the outstanding amount of each Letter of Credit, payable quarterly in advance. Each Letter of Credit shall be issued solely to support Greenlight’s reinsurance or insurance obligations incurred in its ordinary course of business and shall be for the duration set forth in the applicable Letter of Credit Agreement, but in no event shall the expiration date of any Letter of Credit be more than three years after the date on which it was issued, subject to extensions (not to exceed three years so long as the remaining tenor of such Letter of Credit does not exceed three years at any time) at any time prior to the Facility Termination Date, provided that no Event of Default (as defined in the Hypothecation Agreement referred to below) has occurred and is continuing. Letters of Credit may be cancelled at any time, without penalty, upon request by Greenlight and with the applicable beneficiary’s prior written consent. Upon any such termination of a Letter of Credit, we shall refund to Greenlight the unearned portion of the commission received by us with respect thereto. We agree that, within two Business Days (as defined in a Letter of Credit Agreement) of our receipt of a Letter of Credit Agreement, duly completed with respect to the Credit (as defined in such Letter of Credit Agreement) and executed by Greenlight, we will issue the Credit so long as no Event of Default has occurred and is continuing. Letters of Credit may be denominated in U.S. Dollars, Canadian Dollars, Cayman Dollars, Bermuda Dollars, Pounds Sterling, Swiss Francs, Euros, Japanese Yen or such other currency requested by Greenlight as is reasonably acceptable to us.

Availability under the Facility will be subject to the advance rates and value ascribed to the securities and other financial assets pledged by Greenlight as security under the Hypothecation Agreement referred to below. At all times after the Facility Termination Date, we shall have the option to require Greenlight to pledge, under the Hypothecation Agreement, cash

Greenlight Reinsurance, Ltd.

October 12, 2005

collateral in an amount not less than 100% of the outstanding amount of each Letter of Credit having an expiration date longer than one year following the first anniversary of the date of issuance of such Letter of Credit.

As a condition to the effectiveness of the Facility, Greenlight shall furnish us with each of the following, each dated as of the date hereof or as of another date satisfactory to us:

(a) a hypothecation agreement (the “Hypothecation Agreement”), a form of which is annexed hereto as Exhibit B, duly executed by Greenlight, pledging to us Greenlight’s Collateral Account number 522-96812 (the “Account”) maintained by Citigroup Global Markets Inc. (“CGMI”) as security for, among other things, Greenlight’s reimbursement obligations under the Letter of Credit Agreements;

(b) a control agreement (the “Control Agreement”), a form of which is annexed hereto as Exhibit C, duly executed by Greenlight and CGMI;

(c) an agreement with Corporation Service Company providing for it to serve as agent for the service of process under the Letter of Credit Agreements, the Hypothecation Agreement and the Control Agreement;

(d) a certificate of the Secretary or an Assistant Secretary of Greenlight certifying:

(i)

that attached thereto are true and complete copies of:

(A)

the Amended and Restated Articles of Association of Greenlight;

(B)

the Amended and Restated Memorandum of Association of Greenlight; and

(C)

resolutions of the board of directors of Greenlight approving the Facility and authorizing the execution, delivery and performance by Greenlight of this letter agreement, the Letter of Credit Agreements, the Hypothecation Agreement and the Control Agreement and the transactions contemplated hereby and thereby; and

(ii)

the incumbency of the officers of Greenlight authorized to execute and deliver this letter agreement, the Letter of Credit Agreements, the Hypothecation Agreement, the Control Agreement and the documents delivered in connection herewith and therewith;

(e) a Certificate of Good Standing for each of Greenlight and Greenlight Capital Re, Ltd. issued by the Registrar of
Companies; and

(f) opinions of New York and Cayman Islands counsel to Greenlight, in form and substance reasonably satisfactory to us.

Greenlight Reinsurance, Ltd.

October 12, 2005

You shall also pay or reimburse us for the costs and reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and expenses) of the preparation, negotiation, execution and delivery of this letter agreement, the Letter of Credit Agreements, the Hypothecation Agreement, the Control Agreement and the agreements and other documents executed and delivered in connection herewith and therewith.

Each of the parties hereto agrees that if CGMI materially breaches its duties under the Prime Broker Agreement, dated August 12, 2005, between Greenlight and CGMI, Greenlight may transfer the Account and all of the collateral therein into a cash securities account with The Goldman Sachs Group, Inc., Bank of America, N.A. or any of their respective affiliates, or any other financial institution reasonably satisfactory to us, subject to such financial institution entering into a control agreement, in substantially the form of Exhibit A hereto, with Greenlight and us before or concurrently with such transfer.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of law principles thereof).

Greenlight Reinsurance, Ltd.

October 12, 2005

Please acknowledge your acceptance of the terms and conditions hereof by signing this letter agreement in the signature block below.

Sincerely, CITIBANK, N.A.
By:	/s/ Michael Lonie
Michael Lonie Vice President

Attachments ACKNOWLEDGED AND ACCEPTED AS OF THE DATE FIRST SET FORTH ABOVE: GREENLIGHT REINSURANCE, LTD.
By:	/s/ Leonard Goldberg
Leonard Goldberg Chief Executive Officer

EXHIBIT A

CITIBANK, N.A.

NEW YORK

APPLICATION FOR STANDBY LETTER OF CREDIT

Citibank, N.A., New York, NY 10043 Attn: Standby Letter of Credit Dept., FLA-1, 2/A	Letter of Credit Reference No.
Advising Bank (Name and Address)	Applicant: Greenlight Reinsurance, Ltd. Strathvale House 90 North Church Street P.O. Box 1109 GT Georgetown, Grand Cayman, Cayman Islands
Beneficiary (Name and Address)	Amount (In specific currency):
Expiry Date and Place:

This Application is for the issuance of a standby letter of credit under and subject to the terms and conditions of (select one):

The Agreement for Standby Letter of Credit attached hereto:
The Continuing Agreement for Commercial and/or Standby Letters of Credit dated ____*
Other (describe): ____

Subject to the following terms and conditions, please issue your irrevocable Letter of Credit (hereinafter called the “Credit”) to be available by the beneficiary’s draft(s):

Drawn at sight on:

Citibank, N.A., New York, NY.
________
(Name and Address of Paying Bank, if any)

______________

* If a Continuing Agreement is already in place, submit only this Application, with customer’s signature and relationship manager’s approvals reflected on page 2 of this form.

Accompanied by Beneficiary’s written statement that the amount of any draft(s) drawn hereunder represent funds due __________ and payable because of the following reasons (select one):

Applicant of the Credit has failed to comply with terms or conditions of a contract described as: __________
Applicant of the Credit has been awarded a contract under an offer to bid and has failed to become a party to the contract related thereto (describe): __________

It has become necessary for the Beneficiary bank or other financial entity to make payment under its undertaking issued on behalf of Applicant of this Credit, with an expiration date of __________, at its counters, in favor of __________, in relation to

Description of transaction if other than described above: __________
Automatic extension available with __________ day notification of non-renewal, and with a final expiration date of __________
Credit to be issued in transferable form.
Any transfer(s) of this Credit to be effective by __________

(Indicate an appropriate transferring bank name and location)

Attachments hereto impose additional terms and conditions on Applicant and/or Citibank and are incorporated into this Application and Agreement as if fully set forth herein.
All banking, charges, other than Citibank, N.A. charges, are for account of: Beneficiary Applicant

Transmit the Credit by:

Cable/SWIFT	Airmail	Courier Service

All drafts and documents called for under the Credit are to be delivered by the negotiating or paying bank to Citibank, N.A. New York by airmail in a single mailing.

GREENLIGHT REINSURANCE, LTD.

By:

Name:	Date	Account Manager’s Signature	Date
Title:		and Stamp

CITIBANK, N.A

NEW YORK

AGREEMENT FOR STANDBY LETTER OF CREDIT

In consideration of your issuance of an irrevocable letter of credit (the “Credit”) substantially in accordance with the terms and conditions provided by the undersigned (the “Applicant”) on the Application attached hereto or as otherwise requested by Applicant in writing, Applicant unconditionally agrees with you (“Citibank”) as follows:

1. Reimbursement. Applicant will pay Citibank the amount of each draft or other request for payment (each, a “Draft”) drawn under the Credit, whether drawn before, on or, if in accordance with applicable law, after the expiry date stated in the Credit. Each such payment shall be made within five Business Days (a day of the year on which banks in New York, New York are not required or permitted to close) after the date of payment by Citibank of a Draft together with interest accrued on such amount at a daily fluctuating interest rate per annum equal to the rate of interest announced publicly from time to time by Citibank in New York, New York as Citibank’s Base Rate. The Credit may be denominated in U.S. Dollars, Canadian Dollars, Cayman Dollars, Bermuda Dollars, Pounds Sterling, Swiss Francs, Euros, Japanese Yen or such other currency requested by Applicant as is reasonably acceptable to Citibank.

2. Commissions, Fees, Charges and Expenses. Applicant will pay Citibank (a) commissions, fees and other charges on the Credit (for so long as Citibank shall be obligated under the Credit in accordance with applicable law) at such rates and times as specified in the letter agreement dated October 12, 2005 (as amended, supplemented or otherwise modified from time to time, the “Facility Agreement”) between Applicant and Citibank and (b) on demand, and without limitation of paragraph 6 hereof, all expenses which Citibank may reasonably pay or incur in connection with the Credit.

3. Payments. Interest on Past Due Amounts; Computations. All amounts due from Applicant shall be paid to Citibank at 399 Park Avenue, New York, New York 10043 (or such other address notified to Applicant in writing), without defense, set-off, cross-claim, or counterclaim of any kind, in United States Dollars and in same day funds, provided, however, that if the Credit is denominated in a currency other than United States Dollars, Applicant will pay the equivalent of such amount in United States Dollars computed at Citibank’s selling rate for cable transfers to the place where and in the currency in which such amount is payable, or in the currency in which the Credit is denominated, or at or in such other place, form or manner as is acceptable to Citibank in its sole discretion. Any amount not paid when due shall bear interest until paid in full at a daily fluctuating interest rate per annum equal to two percent per annum above the rate of interest announced publicly from time to time by Citibank in New York as Citibank’s Base Rate, but in no event in excess of the maximum rate permitted by applicable law. Applicant authorizes Citibank to charge the demand deposit account of Applicant with Citibank for any amount when due. Unless otherwise agreed in writing as to the Credit, all computations of commissions, fees and interest shall be based on a 360-day year and actual days elapsed; provided, however, that if such computation shall cause the amount of interest payable hereunder to exceed the maximum rate of interest permitted by applicable law, all computations of interest shall be made upon the basis of a year of 365 or 366 days.

4. Additional Costs. If Citibank determines that the introduction or effectiveness of, or any change in, any law or regulation or compliance with any guideline or request from any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) after the date hereof affects or would affect the amount of capital or reserves required or expected to be maintained by Citibank or any corporation controlling Citibank and Citibank determines that the amount of such capital or reserve is increased by or based upon the existence of the Credit, then Applicant shall pay Citibank on demand from time to time additional amounts sufficient in Citibank’s reasonable, Good Faith (as defined below) judgment to compensate for the increase. Citibank’s certificate as to amounts due shall be conclusive, in the absence of manifest error.

5. Taxes. All payments made to Citibank shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all related liabilities, excluding income and franchise taxes imposed by the jurisdiction of Citibank’s head office issuing the Credit or any of its political subdivisions (all non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities are called “Taxes”). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under this Agreement, (a) the sum payable under this Agreement shall be increased as may be necessary so that after making all required deductions Citibank receives an amount equal to the sum Citibank would have received had no such deductions been required, (b) Applicant shall be responsible for payment of the amount to the relevant taxing authority, (c) Applicant shall indemnify Citibank on demand for any Taxes paid by Citibank and any liability (including penalties, interest and expenses) arising from its payment or in respect of such Taxes, whether or not such Taxes were correctly or legally asserted, and (d) Applicant shall provide Citibank with the original or a certified copy of the receipt evidencing each payment of Taxes within 30 days of the tax payment date.

6. Indemnification. Applicant will indemnify and hold Citibank and its officers, directors, affiliates, employees, attorneys and agents (each, an “Indemnified Party”) harmless from and against any and all claims, liabilities, losses, damages, costs and expenses including without limitation, reasonable attorneys’ fees and disbursements, other dispute resolution expenses (including fees and expenses in preparation for a defense of any investigation, litigation or proceeding) and costs of collection that arise out of or in connection with or by reason of: (a) the issuance of the Credit, (b) any payment or action taken or omitted to be taken (including, without limitation, any failure to make payment on the Credit) in connection with the Credit including any action or proceeding seeking (i) to restrain any drawing under the Credit, (ii) to compel or restrain the payment of any amount or the taking of any other action under the Credit, (iii) to compel or restrain the taking of any action under this Agreement, or (iv) to obtain similar relief (including by way of interpleader, declaratory judgment, attachment, or otherwise, regardless of who the prevailing party is in any such action or proceeding), (c) the enforcement of this Agreement, (d) any change in the value of a foreign currency covered by the Credit or (e) any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority relating to the Credit, except, in each case, to the extent such claim, liability, loss, damage, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. Applicant will pay on demand from time to time all amounts owing under this section.

7. Obligations Absolute: Limitations of Liability. (a) Applicant’s obligations under this Agreement (the “Obligations”) shall be unqualified, irrevocable and payable in the manner and method provided for under this Agreement irrespective of any one or more of the following circumstances: (i) any lack of validity or enforceability of this Agreement, the Credit, or any other agreement, application, amendment, guaranty, document, or instrument relating thereto, (ii) any change in the time, manner or place of payment of or in any other term of all or any of the Obligations of Applicant or the obligations of any person or entity that guarantees the Obligations, (iii) the existence of any claim, set-off, defense or other right that Applicant may have at any time against any beneficiary or any transferee of the Credit (or any person or entity for whom any such beneficiary or transferee may be acting), Citibank or any other person or entity, whether in connection with any transaction contemplated by this Agreement or any unrelated transaction, or any claim by Citibank or Applicant against the beneficiary of the Credit for breach of warranty, (iv) any exchange, release or non-perfection of any security interest in any Property (as hereafter defined) or other collateral, or release or amendment or waiver of or consent to departure from the terms of any guaranty or security agreement, for all or any of the Obligations, (v) any Draft, or other document presented under the Credit being forged, fraudulent, invalid, or insufficient or any statement therein being untrue or inaccurate, (vi) any failure by Citibank to issue the Credit (or any amendment thereof) in the specific form requested by Applicant, unless Citibank receives written notice from Applicant of such failure within five Business Days after Applicant shall have received a copy of the Credit (or such amendment) as actually issued by Citibank and such failure is material and consequential, it being understood that Citibank shall have no obligation to issue any Credit in violation of any applicable law or regulation, (vii) any previous Obligation, whether or not paid, arising from Citibank’s payment against any Draft, certificate or other document which appeared on its face to be signed or presented by the proper party but was in fact signed or presented by a party posing as the proper party, (viii) payment by Citibank under the Credit against presentation of a Draft or other document that in Citibank’s Good Faith judgment appeared to comply with the terms and conditions of the Credit but in fact did not comply with the terms and conditions of the Credit unless Citibank receives written notice from Applicant of such discrepancy within three Business Days following Applicant’s receipt of such Draft or other document, and (ix) any action or inaction taken or suffered by Citibank or any of its correspondents in connection with the Credit or any relevant Draft, certificate, other document or Property, if taken in good faith (i.e. honesty in fact in the conduct or transaction concerned, “Good Faith”) and in conformity with applicable U.S. or foreign law or letter of credit practices and all of the documents covering the Credit. (b) Without limiting any other provision of this Agreement, Citibank and any of its correspondents: (i) may rely upon any telephonic, telegraphic, facsimile, electronic, written or other communication believed in Good Faith to have been authorized by Applicant, whether or not given or signed by an authorized person, (ii) shall not be responsible for errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document in connection with the Credit, whether transmitted by courier, mail, telex, any other telecommunication, or otherwise (whether or not they be in cipher), or for errors in interpretation of technical terms or in translation (and Citibank and its correspondents may transmit Credit terms without translating them), (iii) shall not be responsible for the identity or authority of any signer or the form, accuracy, genuineness, falsification or legal effect of any Draft, certificate or other document presented under the Credit if such Draft, certificate or other document on its face appears to be in accordance with the terms and conditions of the Credit, (iv) shall not be responsible for any acts or omissions by or the solvency of the beneficiary of the Credit or any other person or entity having any role in any transaction underlying the Credit, (v) may accept or pay as complying with the terms and conditions of the Credit any Draft, certificate or other document appearing on its face as determined by Citibank in Good Faith (A) substantially to comply with the terms and conditions of the Credit, (B) to be signed or presented by or issued to any successor of the beneficiary or any other person in whose name the Credit requires or authorizes that any Draft, certificate or other document be signed, presented or issued, including any administrator, executor, personal representative, trustee in bankruptcy, debtor in possession, liquidator, receiver, or successor by merger or consolidation, or any other person or entity purporting to act as the representative of or in place of any of the foregoing, or (C) to have been signed, presented or issued after a change of name of the beneficiary, (vi) may disregard (A) any requirement stated in the Credit that any Draft, certificate or other document be presented to it at a particular hour or place and (B) any discrepancies that do not reduce the value of the beneficiary’s performance to Applicant in any transaction underlying the Credit, (vii) may accept as a Draft any written or electronic demand or other request for payment under the Credit, even if such demand or other request is not in the form of a negotiable draft, (viii) shall not be responsible for the effectiveness or suitability of the Credit for Applicant’s purpose, or be regarded as the drafter of the Credit regardless of any assistance that Citibank may, in its discretion, provide to Applicant in preparing the text of the Credit or amendments thereto, (ix) shall not be liable to Applicant for any consequential or special damages, or for any damages resulting from any change in the value of any foreign currency, services or goods or other property covered by the Credit, (x) may assert or waive application of UCP (as defined below) Articles 17 (force majeure) and 45 (hours of presentation) and all other UCP articles primarily benefiting bank issuers, (xi) may honor a previously dishonored presentation under the Credit, whether pursuant to court order, to settle or compromise any claim that it wrongfully dishonored, or otherwise, and shall be entitled to reimbursement to the same extent as if it had initially honored plus reimbursement of any interest paid by it, (xii) may honor, upon receipt, any drawing that is payable upon presentation of a statement advising negotiation or payment (even if such statement indicates that a Draft, certificate or other document is being separately delivered) and shall not be liable for any failure of any Draft, certificate or document to arrive or to conform in any way with the Draft, certificate or other document referred to in the statement or any underlying contract, and (xiii) may pay any paying or negotiating bank (designated or permitted by the terms of the Credit) claiming that it rightfully honored under the laws or practices of the place where it is located. None of the circumstances described in this section shall place Citibank or any of its correspondents under any resulting liability to Applicant.

8. Independence. Applicant acknowledges that the rights and obligations of Citibank under the Credit are independent of the existence, performance or nonperformance of any contract or arrangement underlying the Credit, including contracts or arrangements between Citibank and Applicant and between Applicant and the beneficiary of the Credit. Citibank shall have no duty to notify Applicant of its receipt of a Draft, certificate or other document presented under the Credit or of its decision to honor the Credit. Citibank may, without incurring any liability to Applicant or impairing its entitlement to reimbursement under this Agreement, honor the Credit despite notice from Applicant of, and without any duty to inquire into, any defense to payment or any adverse claims or other rights against the beneficiary of the Credit or any other person. Citibank shall have no duly to request or require the presentation of any document, including any default certificate, not required to be presented under the terms and conditions of the Credit. Citibank shall have no duty to seek any waiver of discrepancies from Applicant, nor any duty to grant any waiver of discrepancies which Applicant approves or requests . Each Credit may be extended at any time before the Facility Termination Date (as defined in the Facility Agreement) in accordance with the terms and conditions of the Facility Agreement.

9. Non-Documentary Conditions. Citibank is authorized (but shall not be required) to disregard any non-documentary conditions stated in the Credit.

10. Transfers. If, at Applicant’s request, the Credit is issued in transferable form, Citibank shall have no duty to determine the proper identity of anyone appearing in any transfer request, Draft, or other document as transferee, nor shall Citibank be responsible for the validity or correctness of any transfer.

11. Extensions and Modifications of the Credit. This Agreement shall be binding upon Applicant with respect to any extension or modification of the Credit made at Applicant’s written request or with Applicant’s written consent. Applicant’s Obligations shall not be reduced or impaired in any way by any agreement by Citibank and the beneficiary of the Credit extending Citibank’s time to honor or to give notice of discrepancies and any such agreement shall be binding upon Applicant.

12. Additional Bond. If at any time Applicant shall seek to restrain or preclude payment of or drawing under the Credit or any court shall extend the term of the Credit or take any other action which has a similar effect, then, in each case, Applicant shall provide Citibank with a bond or other collateral of a type and value, not exceeding the outstanding amount of the Credit, satisfactory to Citibank as security for the Obligations.

13. Set-off. If any Event of Default (as defined in the Hypothecation Agreement dated October 12, 2005, as amended, supplemented or otherwise modified from time to time, by Applicant In favor of Citibank) shall occur and be continuing, Citibank may set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citibank or Citigroup Global Markets Inc. to or for the credit or the account of Applicant (“Deposits”) against any and all of the Obligations, irrespective of whether or not Citibank shall have made any demand under this Agreement and although such Deposits or Obligations may be unmatured or contingent. Citibank’s rights under this section are in addition to other rights and remedies (including other rights of set-off) which Citibank may have under this Agreement or applicable law.

14. Waiver of Immunity. Applicant acknowledges that this Agreement Is, and the Credit will be, entered into for commercial purposes and, to the extent that Applicant now or later acquires any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, Applicant now irrevocably waives its immunity with respect to the Obligations.

15. Notices; Interpretation; Severability. Notices and other communications hereunder shall be in writing and sent by overnight courier mall, by telecopier, or by hand-delivery to the address of Citibank, at Citibank, N.A., 388 Greenwich Street, New York, New York 10013, telecopier no. (212) 816-3133, Attention: Product Manager, Standby Letters of Credit, and, if to Applicant, to the address specified for it below. All such notices shall be deemed given (i) if sent by overnight courier mail or by hand-delivery, when received at such address or when delivery is refused or (ii) if sent by telecopied transmission, when transmission is confirmed. Headings are included only for convenience are not interpretative. The term “including” means “including without limitation.” If any provision of this Agreement is held illegal or unenforceable, the validity of the remaining provisions shall not be affected.

16. Successors and Assigns. This Agreement shall be binding upon Applicant and its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Citibank, its successors and permitted assigns. Applicant shall not voluntarily transfer or otherwise assign any of its obligations under this Agreement. Citibank may, with the consent of Applicant, which shall not be unreasonably withheld or delayed, assign or otherwise transfer all or any of its rights under this Agreement (it being understood that Citibank may not, without Applicant’s prior written consent, assign any of its obligations (including, without limitation, its obligation to issue the Credit) under this Agreement, all without prejudice to the retention by Citibank of all rights not so transferred, except that the consent of Applicant shall not be required hereunder in the case of an assignment, (i) at any time that an Event of Default has occurred and is continuing, (ii) to an affiliate of Citibank, or (iii) which constitutes a pledge to a Federal Reserve Bank in accordance with applicable law. Citibank may, in connection with any such assignment, transfer or delivery, disclose to the assignee or transferee or proposed assignee or proposed transferee any information relating to Applicant furnished to Citibank by or on behalf of Applicant, provided that, prior to any such disclosure, the assignee or transferee or proposed assignee or proposed transferee shall agree to be subject to the confidentiality obligations applicable to Citibank under paragraph 24 hereof with respect to any confidential information related to Applicant and shall enter into a confidentiality agreement to such effect with Citibank under which Applicant is designated a third party beneficiary with the right to enforce the terms of such confidentiality agreement. Citibank shall be forever relieved from any liability with respect to the portion of Citibank’s rights transferred or assigned in accordance herewith. This Agreement shall not be construed to confer any right or benefit upon any person or entity other than Applicant and Citibank and their respective successors and permitted assigns.

17. Modification; No Waiver. None of the terms of this Agreement may be waived or amended except in a writing signed by the party against whose interest the term is waived or amended. Forbearance, failure or delay by Citibank in the exercise of a remedy shall not constitute a waiver, nor shall any exercise or partial exercise of any remedy preclude any further exercise of that or any other remedy. Any waiver or consent by Citibank shall be effective only in the specific instance and for the specific purpose for which it is given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent.

18. Multiple Role Disclosure. Citibank and its affiliates offer a wide range of financial services, including back-office letter of credit processing services on behalf of financial institutions and letter of credit beneficiaries. Our services are provided internationally to a wide range of customers, some of whom may be Applicant’s counter-parties or competitors. Applicant acknowledges and accepts that Citibank and its affiliates may perform more than one role in relation to a particular Credit.

19. Other Agreements; Remedies Cumulative; Delivery by Facsimile. This Agreement (and any controlling agreement described in the preceding sentence) constitutes the entire agreement between the parties concerning Citibank’s issuance of a letter or letters of credit for Applicant’s account and supersedes all prior simultaneous agreements, written or oral. All rights and remedies of Citibank under this Agreement and other documents delivered in connection with this Agreement are cumulative and in addition to any other right or remedy under this Agreement, the Credit or applicable law. Delivery of a signed signature page to this Agreement by facsimile transmission shall be effective as, and shall constitute physical delivery of, a signed original counterpart of this Agreement.

20. Termination; Surviving Provisions. This Agreement shall be terminated only upon the extinguishment of Citibank’s liability under the Credit and payment in full to Citibank of all Obligations hereunder. Indemnity, tax, immunity, and jurisdiction provisions shall survive termination of this Agreement. If the Credit is issued in favor of any bank or other financial or commercial entity in support of an undertaking issued by such bank or entity on behalf of Applicant or Citibank, Applicant shall remain liable under this Agreement (even after expiry of the Credit) for amounts paid and expenses incurred by Citibank with respect to the Credit or the undertaking until Citibank is released by such other bank or entity.

21. Governing Law; Governing Guidelines. (a) This Agreement and the rights and obligations of Applicant and Citibank hereunder shall be governed by and subject to the laws of the State of New York and applicable U.S. Federal laws. (b) Applicant agrees that Citibank may issue any Credit subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the “UCP”) or the International Standby Practices, International Chamber of Commerce No. 590 (the “ISP”) or, at Citibank’s option, such later revision thereof in effect at the time of issuance of the Credit. The UCP or the ISP, as applicable, shall serve, in the absence of proof to the contrary, as evidence of general banking usage with respect to the subject matter thereof. (c) Applicant agrees that (i) each Credit shall be interpreted in accordance with the laws of the State of New York and (ii) for matters not addressed by the UCP or the ISP, each Credit shall be subject to and governed by the laws of the State of New York and applicable U.S. Federal laws if, at Applicant’s request, a Credit expressly chooses a state or country law other than New York, U.S.A., or is silent with respect to UCP, ISP or governing law, Citibank shall not be liable for any payment, cost, expense or loss resulting from any action or inaction taken by Citibank if such action or inaction is justified under UCP, ISP, New York law or the law governing the Credit.

22. Jurisdiction; Service of Process. Applicant now irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in New York, New York, for itself, and in respect of any of its property and, if a taw other than New York, U.S.A. has been chosen to govern the Credit, Applicant also now irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in such jurisdiction. Applicant agrees not to bring any action or proceeding against Citibank in any jurisdiction not described in the immediately preceding sentence. Applicant irrevocably waives any objection to venue or any claim of inconvenience. Applicant agrees that any service of process or other notice of legal process may be served upon it by mail or hand delivery if sent to it at:

Corporation Services Company

1133 Avenue of the Americas

New York, New York 10036

which Applicant now designates its authorized agent for the service of process in the courts in the State of New York. (If no authorized agent is designated in the space provided above, Applicant agrees that process shall be deemed served if sent to its address given for notices under this Agreement.) Applicant agrees that nothing in this Agreement shall affect Citibank’s right to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Applicant in any other jurisdiction. Applicant agrees that final judgment against it in any action or proceeding shall be enforceable in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified copy of which shall be conclusive evidence of the judgment.

23. JURY TRIAL WAIVER. APPLICANT AND CITIBANK (BY ITS RECEIPT HEREOF) EACH IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM, COUNTERCLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CREDIT OR ANY DEALINGS WITH ONE ANOTHER RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

24. Confidentiality. Citibank agrees to take and to cause its affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided by Applicant or any of its affiliates under this Agreement or any other agreement or document relating to the Credit (“Information”), and neither it nor any of its affiliates shall use any Information other than in connection with or in enforcement of this Agreement and the other agreements and documents relating to the Credit, except to the extent Information (a) was or becomes generally available to the public other than as a result of disclosure by Citibank or its affiliates, or (b) was or becomes available on a non-confidential basis from a source other than Applicant or its affiliates, provided that such source is not bound by a confidentiality agreement with Applicant known to Citibank; provided, however, that Citibank may disclose Information (i) at the request or pursuant to any requirement of any governmental authority to which Citibank is subject, in each case upon prior notice to Applicant unless prohibited by law or the rules governing the process requiring such disclosure; (ii) pursuant to subpoena or other court process, upon prior notice to Applicant unless prohibited by law or the rules governing the process requiring such disclosure; (iii) when required to do so in accordance with the provisions of any applicable requirement of law, upon prior notice to Applicant unless prohibited by law or the rules governing the process requiring such disclosure; (iv) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other agreement or document relating to the Credit; and (v) to Citibank’s independent auditors and other professional advisors who agree or are directed to maintain the confidentiality of the Information.

Very truly yours, GREENLIGHT REINSURANCE, LTD.

By:
Leonard Goldberg Chief Executive Officer

Address:	Strathvale House

90 North Church Street

P.O. Box 1109 GT

Georgetown, Grand Cayman, Cayman Islands

Telecopier No.: (345) 949-7634

Telephone No.: (345) 914-7500

Attention: Leonard Goldberg

ACKNOWLEDGED AND AGREED AS OF OCTOBER 12, 2005 CITIBANK, N.A.

By:
Vice President
(For Citibank Use Only)

Item #305524 (REV 02/99)

Approvals to Issue
Relationship Manager (Signature & Stamp)
(Other required Signature & Stamp)

[Citigroup Logo]

Citibank N.A.

388 Greenwich Street

New York, NY 10013

September 19, 2006

Greenlight Reinsurance, Ltd

Strathvale House

90 North Church Street

P.O. Box 1109 GT

Georgetown, Grand Cayman, Cayman Islands

Re: US$200,000,000 Letter of Credit Facility dated October 12, 2005 for the account of Greenlight Reinsurance, Ltd.

Gentlemen:

We are pleased to advise that we have amended the Letter of Credit Facility currently available for use until October 11, 2007 such that the commission of 1.15% per annum is reduced to a new rate of .90% per annum effective October 1, 2006.

All other conditions remain unchanged.

Sincerely,

CITIBANK, N.A.

By

/s/   John Ahearn

     -----------------------------------------

           Vice-President

                                                                                          September 22, 2006

                                                                                          Acknowledged & Agreed

                                                                                          Greenlight Reinsurance, Ltd.

                                                                                           /s/ Tim Courtis

                                                                                           --------------------------------------

                                                                                           Chief Financial Officer